FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    January 18, 2001
                                                     ----------------



                            GREATER COMMUNITY BANCORP

             (Exact name of registrant as specified in its charter)





            NEW JERSEY               01-14294              22-2545165

         (State of other           (Commission          (IRS Employer
          jurisdiction of            File No.)           identification No.)
          incorporation)



                      55 UNION BOULEVARD, TOTOWA, NJ 07512

              (Address of principal executive offices) (Zip Code)




Registrant's telephone number, including area code: 973-942-1111

          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On January 17, 2001, Greater Community Bancorp (the "Company") announced that its total assets exceeded $600 million for the first time in Company's history. This happened at the same time the Company celebrated the completion of its fifteenth year in business.

         The earnings for year 2000 increased by 16% to $4,830,000 from $4,172,000 in 1999. Diluted earnings per share for the year 2000 were $.75 compared to $.65 in 1999, an increase of 15%. Earnings for the fourth quarter of 2000 were $1,417,000 or $.22 per diluted share compared to earnings of $1,216,000 or $.19 per diluted share in the fourth quarter of 1999. All per share results have been adjusted to reflect a five-percent stock dividend paid on July 31, 2000. Cash earnings per diluted share were $.87 for the year 2000 and $.25 for the fourth quarter of 2000 compared to $.75 and $.22 per diluted share for the same periods in 1999.

         In year 2000, the Company provided $1,048,000 for loan losses compared to $885,000 in 1999. For the fourth quarters the provisions were $263,000 and $132,000, respectively.

         Assets of the Company at December 31, 2000 were $607,305,000 compared to $567,453,000 at December 31, 1999. Deposits were $465,245,000 and
         $460,634,000 for the two dates, respectively.

         The Company is a multi-bank holding company, has three subsidiary banks, Great Falls Bank, Bergen Commercial Bank and Rock Community Bank. In addition, it is the parent company of Greater Community Financial, LLC, a full service securities broker-dealer and Highland Capital Corp., an equipment leasing company. A copy of the press release is attached hereto as an Exhibit.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is being filed with this Report and is attached hereto:

99.1 Press Release issued January 17, 2001 relating to the announcement of earnings for the year ended December 31, 2000.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GREATER COMMUNITY BANCORP
                                            -------------------------
                                            (Registrant)




Date:    January 18, 2001                     /s/ Naqi A. Naqvi
         -----------------                   ----------------------
                                            (Signature)
                                             NAQI A. NAQVI
                                             VICE PRESIDENT AND TREASURER

                                  EXHIBIT 99.1

                            GREATER COMMUNITY BANCORP
             55 Union Boulevard, P.O. Box 269, Totowa, NJ 07511-0269
                        (973) 942-1111 Fax (973) 942-9816

                            www.greatercommunity.com

                              FOR IMMEDIATE RELEASE

                                                       CONTACT:  George E. Irwin
                                                                       President

                                                                   SYMBOL:  GFLS

          Greater Community Bancorp Exceeds $600 Million in Assets


         Totowa, NJ, January 17, 2001 - Total assets at Greater Community Bancorp of Totowa on December 31, 2000 exceeded $600 million for the first time in company history. This happened at the same time the company celebrated the completion of its fifteenth year in business.

         Net income for the year 2000 increased 16% to $4,830,000 from $4,172,000 in 1999. Diluted earnings per share were $.75 in 2000 compared to $.65 in 1999, an increase of 15%. Earnings for the fourth quarter of 2000 were $1,417,000 or $.22 per diluted share. In the final quarter of 1999, income was $1,216,000 or $.19 per share diluted. All per share results have been adjusted to reflect the 5% stock dividend paid on July 31, 2000. Cash earnings per diluted share were $.87 and $.25 for the 2000 year and fourth quarter, respectively, compared to $.75 and $.22 per share in the same periods of 1999.

         In 2000 the company provided $1,048,000 for loan losses compared to $885,000 in 1999. For the fourth quarters the provisions were $263,000 and $132,000, respectively.

         Assets  at  Greater   Community  Bancorp  at  December  31,  2000  were
$607,305,000 compared to $567,453,000 at December 31, 1999. Deposits were $465,245,000 and $460,634,000 for the two dates, respectively.

         Greater Community, a holding company, has three bank subsidiaries, Great Falls Bank, Bergen Commercial Bank and Rock Community Bank. In addition it is the parent company of Greater Community Financial, LLC, a full service securities broker-dealer and Highland Capital Corp., an equipment leasing company.

                                      X X X

Jeannette Chardavoyne, Assistant Secretary
Greater Community Bancorp/Great Falls Bank
jchardavoyne@greatercommunity.com
(973) 942-1111 Ext. 1033     Fax (973) 942-9816